Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No.3 to Form F-4 of our report dated June 12, 2024, relating to the consolidated financial statements of FST Corp.. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

October 24, 2024

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